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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




                         DATE OF REPORT: APRIL 27, 2000



                         CHECKFREE HOLDINGS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




           Delaware                     0-26802                 58-2360335
-------------------------------   ---------------------   ----------------------
(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NO.)       (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)


                           4411 East Jones Bridge Road
                             Norcross, Georgia 30092
                                 (678) 375-3000
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                       INCLUDING AREA CODE OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)



                                 Not Applicable
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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ITEM 5.  OTHER EVENTS.

         On April 27, 2000, CheckFree Holdings Corporation announced that it had entered into a strategic agreement with Bank of America that will make electronic billing and payment services available to the one out of every three banking households in America that make up Bank of America's customer base. Under the terms of the agreement, CheckFree will obtain Bank of America's electronic billing and payment assets. Bank of America will receive 10 million restricted shares of CheckFree Common Stock and 10 million performance-based warrants for CheckFree Common Stock. Before considering shares issued for pending acquisitions, the 10 million shares granted to Bank of America equate to 16 percent ownership of CheckFree.

         CheckFree's press release issued April 27, 2000 regarding the Bank of America agreement is attached as an exhibit to this report and is incorporated in this Form 8-K by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


         (C)      EXHIBITS.


                   EXHIBIT NO.                       DESCRIPTION

                       99 CheckFree Holdings Corporation's Press Release issued April 27, 2000, regarding the execution of a strategic agreement with Bank of America.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 CHECKFREE HOLDINGS CORPORATION


Date:  April 27, 2000            By: /s/ Allen L. Shulman
                                     -------------------------------------------
                                     Allen L. Shulman, Executive Vice President,
                                     Chief Financial Officer and General Counsel

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                                  EXHIBIT INDEX
                                  -------------


                   EXHIBIT NO.                       DESCRIPTION

                       99* CheckFree Holdings Corporation's Press Release issued April 27, 2000, regarding the execution of a strategic agreement with Bank of America.

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* Filed with this report.